EXHIBIT 2. (A)(B)

                   Opinion and Consent of Robert-John H. Sands

                                     ACACIA NATIONAL LIFE INSURANCE COMPANY LOGO

                                                                THE ACACIA GROUP
                                                  7315 Wisconsin Avenue Bethesda
                                                   Maryland 20814 (301) 280-1000




April 12, 2001




Acacia National Life Insurance Company
7315 Wisconsin Avenue
Bethesda, Maryland  20814

Gentlemen:

With reference to the Post-Effective Amendment No. 1 to Registration No. 333-95593 on Form S-6 filed by Acacia National Life Insurance Company and Acacia National Variable Life Insurance Separate Account I with the Securities & Exchange Commission covering flexible premium life insurance policies, I have examined such documents and such laws as I considered necessary and appropriate, and on the basis of such examination, it is my opinion that:

   1. Acacia National Life Insurance Company is duly organized and validly existing under the laws of the Commonwealth of Virginia and has been duly authorized to issue individual flexible premium variable life policies by the Insurance Department of the Commonwealth of Virginia.

   2. Acacia National Variable Life Insurance Separate Account I is a duly authorized and existing separate account established pursuant to the provisions of Virginia, ss.38.2-3113.

   3. The survivorship flexible premium variable universal life policies, when issued as contemplated by said Form S-6 Registration Statement, will constitute legal, validly issued and binding obligations of Acacia National Life Insurance Company.

I hereby consent to the filing of this opinion as an exhibit to Post-Effective Amendment No. 1 to said Form S-6 Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus contained in the Registration Statement.

Sincerely,

/S/ Robert John H. Sands

Robert-John H. Sands
Senior Vice President, Corporate Secretary and General Counsel